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                                                                    EXHIBIT 4.2

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                            ILLINOIS TOOL WORKS INC.

                                      AND

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee


                               _________________


                          FIRST SUPPLEMENTAL INDENTURE


                            Dated as of May 1, 1990


                               _________________


                Amending Indenture dated as of November 1, 1986



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     FIRST SUPPLEMENTAL INDENTURE, dated as of the lst day of May, 1990, between
Illinois Tool Works Inc., a corporation incorporated under the laws of Delaware (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris" or the "Trustee").

     WHEREAS, the Company and The First National Bank of Chicago ("First National"), as trustee, entered into an Indenture, dated as of the lst day of November, 1986 (the "Indenture"), providing for the creation, execution, authentication and delivery of certain Securities of the Company;

     WHEREAS, the Company, First National and Harris entered into an Agreement of Resignation of Trustee and Appointment of Successor, dated January 12, 1990, pursuant to which First National resigned as trustee, the Company appointed Harris as Trustee and Harris accepted such appointment under the Indenture;

     WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Indenture, by amending and adding certain provisions thereof, to permit the Company to require, if it shall so elect, that the Securities of any series be issued, in whole or in part, in the form of one or more global securities and to make certain other changes;

     WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose, inter alia, of making additional provisions in regard to matters or questions arising thereunder as shall not adversely affect the interests of Holders of Securities of any series;






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     WHEREAS, the Company and the Trustee desire to enter into this First
Supplemental Indenture for the purposes set forth in Section 10.01 of the Indenture as referred to above; and

     WHEREAS, all acts and things necessary to constitute this First Supplemental Indenture a valid, binding and legal instrument of the Company have been done and performed by the Company, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized by the Company, and the Company, in the exercise of its vested legal right and power, executes this First Supplemental Indenture.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     In consideration of the premises and the covenants herein contained and the purchase and acceptance of the Securities issued hereunder by the Holders thereof, and for other valuable consideration, the receipt and adequacy of which are acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the Holders from time to time of the Securities, as follows:

                                  ARTICLE ONE
                       RELATION TO INDENTURE; DEFINITIONS

     A. Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture.

     B.  Certain Terms.  For all purposes of this First Supplemental Indenture:

         (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture.




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                                  ARTICLE TWO

                         MODIFICATIONS OF THE INDENTURE

     A. Amendment of Article One. Article One of the Indenture is amended as follows:

         (1) Section 1.01 is amended to add new definitions, in the appropriate alphabetical sequence, as follows:

     "Depositary:

         The term 'Depositary' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter 'Depositary' shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, 'Depositary' as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

      "Global Security:

         The term 'Global Security' means a Security evidencing all or part of a series of Securities issued to, and registered in the name of, the Depositary for such series (or its nominee) in accordance with Section 2.03.

         (2) The definition of "authorized newspaper" in Section 1.01 is amended by adding the words "or official language of the country of publication" after the words "English language" and by deleting the words "Chicago, Illinois" and inserting in lieu thereof the words "the place or places of publication" in the first sentence of such definition.


         (3) The definition of "business day" in Section 1.01 is amended by adding at the end of the sentence the words "or, with reference to any Securities of any series other than the 8 3/8% Notes Due November 1, 1993, as set forth in the instrument establishing the series and in the Securities of such series."



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     (4)  Section 1.02 is amended by adding the following terms and sections to the table set forth therein. in appropriate alphabetical sequence:

     "Market Exchange Rate.............................................14.08

     Specified Currency................................................14.08"

B. Amendment of Article Two. Article Two of the Indenture is amended as follows:

     (1) Clauses (8) and (13) of Section 2.01 are amended to read in their entirety as follows:

           "(8) if other than denominations of $1,000, if registered, and $5,000, if unregistered, and any integral multiple of the applicable denominations for Securities denominated in Dollars, the denominations in which the Securities of such series shall be issuable;

           "(13) whether the Securities of such series shall be issued as registered Securities or as unregistered Securities, with or without coupons; whether unregistered Securities may be exchanged for registered Securities of such series and whether registered Securities may be exchanged for unregistered Securities of such series (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where any such exchanges, if permitted, may be made; and whether the Securities of such series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and whether any Global Securities of such series shall be issuable initially in temporary form, and whether any Global Securities of such series shall be issuable in definitive form, with or without coupons, and, if so, whether beneficial owners of interests in any such definitive Global Security may exchange such interests for Securities of such series and the circumstances under which and the place or places where any such exchange may occur;

     (2)  Section 2.01 is amended to renumber clauses (14) and (15) to (19) and
(20) and to add the following additional clauses:

           "(14) if other than Dollars, the coin, or currency or currencies, or currency unit or units in which the Securities of such series shall be denominated and in which payment of the principal of (and premium, if any) and interest, if any, on any of such Securities shall be payable;




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           "(15) if the principal of (and premium, if any) and interest, if any, on any of the Securities of such series are to be payable at the election of the Company or a Holder thereof or under some or all other circumstances, in a coin, or currency or currencies, or currency unit or units other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the Securities are to be so payable, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;

           "(16) if the amount of payments of principal (and premium, if any) and interest, if any, on any of the Securities of such series may be determined with reference to a currency, currency unit, commodity or financial or non-financial index or indices, then the manner in which such amounts shall be determined;

           "(17) whether and under what circumstances and with what procedures and documentation the Company will pay additional amounts on any of the Securities and coupons, if any, of such series to any Holder who is not a U.S. Person (including a definition of such term), in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);"

           "(18) the person to whom any interest on any registered Security of such series shall be payable, if other than the person in whose name that Security is registered at the close of business on the Record Date for such interest, the manner in which, or the person to whom, any interest on any unregistered Security of such series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an interest payment date will be paid if other than in the manner provided in Section 4.01;"

     (3)  Article Two is further amended to renumber existing Section 2.03 as
Section 2.04, to appropriately renumber each Section thereafter, and to add a new Section 2.03 to read as follows:

           "SECTION 2.03. Global Securities. If Securities of a series are issuable in whole or in part as Global Securities pursuant to Section 2.01, then, notwithstanding clause (8) of Section 2.01 and the provisions of Section 2.04, such Global Securities shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that they shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may






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      from time to time be reduced to reflect exchanges or redemptions.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such person or persons as shall be specified therein or in the Company Direction to be delivered to the Trustee pursuant to Section 2.04 or
      Section 2.07. Subject to the provisions of Section 2.04 and, if applicable, Section 2.07, the Trustee shall deliver and redeliver any Global Security in the manner and upon written instructions given by the person or persons specified therein or in the applicable Company Direction. If a Company Direction pursuant to Section 2.04 or 2.07 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 14.05 and need not be accompanied by an Opinion of Counsel.

           "Notwithstanding the provisions of Sections 2.02 and 4.01, unless otherwise specified pursuant to Section 2.01, payment of principal of (and premium, if any) and interest, if any, on any Global Security shall be made to the person or persons specified therein.

           "If at any time the Depositary for the Global Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities of such series or if at any time the Depositary for the Global Securities of such series shall no longer be eligible to serve as Depositary, the Company shall appoint a successor Depositary with respect to the Global Securities of such series. If a successor Depositary for the Global Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.01 that such Securities be represented by one or more Global Securities shall no longer be effective with respect to the Global Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Direction for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

           "The company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Direction for the authentication and delivery of definitive Securities of such series in exchange for such Global Security or Securities, will authenticate and deliver Securities of such series in definitive form and in an





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      aggregate principal amount equal to the principal amount of such Global
      Security or Securities being exchanged.

           "Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such registered Securities to, or upon the order of, the persons in whose names such Securities are so registered.

           "Unless otherwise specified by the Company pursuant to Section 2.01, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

           "None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

     (4) Section 2.06 (formerly Section 2.05) is amended by adding the words "Subject to Sections 2.01 and 2.03," before the word "Upon" in the third sentence of the first paragraph and before the word "At" in the beginning of the third paragraph.

     (5) Article Two is further amended to add new Sections 2.13 and 2.14, to read in their entirety as follows:

           "SECTION 2.13. Compliance with Certain Laws and Regulations. If any unregistered Securities are to be issued in any series of Securities, the Company shall use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that such unregistered Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company, the Holders and the Trustee.

           "SECTION 2.14.  Medium-Term Securities.



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     Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Company Direction, Officers' Certificate, supplemental indenture or Opinion of Counsel otherwise required pursuant to Sections 2.01, 2.03, 2.04, 2.07 and Section 14.05 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent direction by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such direction, the statements made in the Officers' Certificate or supplemental indenture delivered pursuant to Section 2.01 shall be true and correct as if made on such date.

           "An Officers' Certificate or supplemental indenture, delivered pursuant to his Section 2.14 in the circumstances set forth in the preceding paragraph, may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee on original issue from time to time upon the telephonic or written order of persons designated in such Officers' Certificate or supplemental indenture (telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with such Officers' Certificate or any applicable supplemental indenture, such terms and conditions of the Securities as are specified in such Officers' Certificate or supplemental indenture."

     C. Amendment of Article Three. Section 3.02 of the Indenture is amended as follows:

          (1) The fourth paragraph is amended to add the words "of like tenor and terms" after the words "than all the Securities" and before the words "of any series" in the first sentence of such paragraph.

          (2) The fourth paragraph is further amended to add, after the last sentence of such paragraph, the following sentence:

          "If less than all the Securities of unlike tenor and terms of a series are to be redeemed, the particular Securities to be redeemed shall be selected by the Company."




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     D.   Amendment of Article Four.  The last sentence of Section 4.01 of the
Indenture is amended by adding at the end of such sentence the words "or by wire transfer to an account designated by such person."

     E. Amendment of Article Fourteen. Article Fourteen of the Indenture is amended as follows:

           (1) Section 14.03 is amended to add the words "in Chicago, Illinois, New York City and such other cities as shall be specified with respect to such Securities" after the words "authorized newspaper" in the fourth sentence of that Section.

           (2) Section 14.05 is amended by adding the words "Except as otherwise expressly provided in this Indenture" before the words "Upon any application or demand" in the first paragraph of such Section.

           (3) Article Fourteen is further amended by renumbering Sections 14.07 through 14.09 as Sections 14.09 through 14.11, and by adding the following new Sections, to read as follows:

               "SECTION 14.07. Moneys of Different Currencies To Be Segregated. The Trustee shall segregate money, funds and accounts held by the Trustee hereunder in one currency (or unit thereof) from any moneys, funds or accounts in any other currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

               "SECTION 14.08. Payment To Be in Proper Currency. Other than as provided herein or in the Security, an Officers' Certificate or a supplemental indenture, the obligation of the Company to make any payment of principal of (and premium, if any) and interest, if any, on such Security shall not be discharged or satisfied by any tender by the Company, or collection by the Trustee, in any currency or currency unit other than that in which such Security is denominated (the "Specified Currency"), except to the extent that the Trustee timely holds for such payment the full amount of the Specified Currency when due and payable. If any such tender or collection is made in other than the Specified Currency, the Trustee may take such actions as it considers appropriate to exchange such other currency or currency unit for the Specified Currency. The





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           costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of the Specified Currency then due and payable and in no circumstances shall the Trustee be liable therefor. The Company waives any defense of payment based upon any such tender or collection which is not in the Specified Currency, or which, when exchanged for the Specified Currency by the Trustee, is less than the full amount of the Specified Currency then due and payable.

               Notwithstanding the foregoing, if a Specified Currency is not available to make any payment of principal of (and premium, if any) and interest, if any, on a Security denominated in other than Dollars due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company shall be entitled to satisfy its obligation by making such payment in Dollars on the basis of the Market Exchange Rate on the date of such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. For any Specified Currency, Market Exchange Rate shall mean the noon buying rate in New York, New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

     A. Ratification of Indenture. The Indenture, as amended and modified by this First Supplemental Indenture, is in all respects ratified, confirmed and approved.

     B. Successors and Assigns of Company Bound by First Supplemental Indenture. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     C. First Supplemental Indenture to Be Construed in Accordance with the Laws of the State of Illinois. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Illinois.



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     D.   Provisions Required by Trust Indenture Act of 1939 to Control.  If and
to the extent that any provision of this First Supplemental Indenture limits, qualities or conflicts with another provision included in the Indenture which is required to be included in the Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     E. First Supplemental Indenture May be Executed in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     F. Separability Clause. In case any provisions in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Trustee accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.




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     IN WITNESS WHEREOF, ILLINOIS TOOL WORKS INC. and HARRIS TRUST AND SAVINGS
BANK have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be affixed and attested, all as of the day and year first above written.

                                                ILLINOIS TOOL WORKS INC.



[CORPORATE SEAL]                                By   /s/  David B. Smith
                                                   -----------------------------
                                                                Vice President


Attest:


   /s/  Arthur M. Wright
------------------------------
     Secretary



[CORPORATE SEAL]                                HARRIS TRUST AND SAVINGS BANK



                                                By   /s/  R. G. Mason
                                                   -----------------------------
                                                                Vice President

Attest:


   /s/  D. Donovan
------------------------------
     Assistant Secretary






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STATE OF ILLINOIS       )
                        )    ss.:
COUNTY OF COOK          )



     On this _3rd__ day of May, 1990, before me personally came DAVID B. SMITH to me known, who, being by me duly sworn, did depose and say that he resides in Cook County, Illinois; that he is Vice President of ILLINOIS TOOL WORKS INC., one of the parties described in and which executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand the day and year in this certificate first above written.

                                         /s/  Elizabeth R. Peppel
                                     ------------------------------------------
                                                         Notary Public



STATE OF ILLINOIS  )
                   )    ss.:
COUNTY OF COOK     )



     On this _3rd_ day of May, 1990, before me personally came __R.G. Mason___ to me known, who, being by me duly sworn, did depose and say that he resides in Chicago, Illinois; that he is Vice President of HARRIS TRUST AND SAVINGS BANK, one of the parties described in and which executed the above instrument, and that he knows the corporate seal of said corporation; that the seal affixed to the instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto, set my hand the day and year in this certificate first above written.


                                         /s/  T. Muzquiz
                                     ------------------------------------------
                                                         Notary Public

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